Exhibit 99.1
For Immediate Release
Crown Crafts, Inc. Extends Financing Agreement with CIT
Gonzales, Louisiana — March 8, 2010 — Crown Crafts, Inc. (the “Company”) (NASDAQ-CM: CRWS) today announced that it amended its financing agreement with CIT Commercial Services, a subsidiary of CIT Group Inc. (NYSE: CIT), a leading provider of financing to small businesses and middle market companies, that extends the termination date of the agreement to July 11, 2013. The amendment, which will become effective on July 11, 2010, also permits the Company to declare cash dividends on its common stock of up to $500,000 in any calendar quarter.
Commenting on the amendment, E. Randall Chestnut, Chairman, President & Chief Executive Officer of the Company, stated, “We are very pleased to announce this extension of our financing agreement and the continuation of our long-valued relationship with CIT. We believe that this extension gives us the flexibility to expand our business and the opportunity to make targeted acquisitions. We have renewed confidence that the emergence of CIT’s parent from bankruptcy has strengthened its financial position and places it in a position to succeed as it services our liquidity needs.”
About Crown Crafts, Inc.
Crown Crafts, Inc. designs, markets and distributes infant and toddler consumer products, including bedding, blankets, bibs, bath items and the recently-acquired portfolio of the disposable germ protection products of Neat Solutions. Its operating subsidiaries include Hamco, Inc. in Louisiana and Crown Crafts Infant Products, Inc. in California. Crown Crafts is America’s largest distributor of infant bedding, bibs and bath items. The Company’s products include licensed and branded collections as well as exclusive private label programs for certain of its customers. www.crowncrafts.com
About CIT Commercial Services
CIT Commercial Services is the nation’s leading provider of factoring and credit protection services to consumer products companies. It specializes in serving the apparel, footwear, furniture, home furnishings, consumer electronics and other consumer products industries that sell into retail channels of distribution.
About CIT
CIT (NYSE: CIT) is a bank holding company with more than $60 billion in finance and leasing assets that provides financial products and advisory services to small and middle market businesses. Operating in more than 50 countries across 30 industries, CIT provides an unparalleled combination of relationship, intellectual and financial capital to its customers worldwide. CIT maintains leadership positions in small business and middle market lending, factoring, retail finance, aerospace, equipment and rail leasing, and vendor finance. Founded in 1908 and headquartered in New York City, CIT is a member of the Fortune 500. www.cit.com

Forward-Looking Statements
This release contains forward-looking statements within the meaning of the Securities Act of 1933, the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. Such statements are based upon management’s current expectations, projections, estimates and assumptions. Words such as “expects,” “believes,” “anticipates” and variations of such words and similar expressions identify such forward-looking statements. Forward-looking statements involve known and unknown risks and uncertainties that may cause future results to differ materially from those suggested by the forward-looking statements. These risks include, among others, general economic conditions, including changes in interest rates, in the overall level of consumer spending and in the price of oil, cotton and other raw materials used in the Company’s products, changing competition, changes in the retail environment, the level and pricing of future orders from the Company’s customers, the extent to which the Company’s business is concentrated in a small number of customers, the Company’s dependence upon third-party suppliers, including some located in foreign countries, customer acceptance of both new designs and newly-introduced product lines, actions of competitors that may impact the Company’s business, disruptions to transportation systems or shipping lanes used by the Company or its suppliers, and the Company’s dependence upon licenses from third parties. Reference is also made to the Company’s periodic filings with the Securities and Exchange Commission for additional factors that may impact the Company’s results of operations and financial condition. The Company does not undertake to update the forward-looking statements contained herein to conform to actual results or changes in our expectations, whether as a result of new information, future events or otherwise.

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